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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):          August 1, 2007
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                          WORTHINGTON INDUSTRIES, INC.
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             (Exact name of registrant as specified in its charter)

             Ohio                           1-8399                31-1189815
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  (State or other jurisdiction           (Commission            (IRS Employer
        of incorporation)                File Number)        Identification No.)

    200 Old Wilson Bridge Road, Columbus, Ohio                       43085
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       (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:       (614) 438-3210
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                                 Not Applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On August 1, 2007, Worthington Industries, Inc. announced that it had signed a purchase agreement to acquire certain cylinder production assets of Wolfedale Engineering. Wolfedale Engineering is the largest Canadian manufacturer of portable propane gas steel cylinders for use with barbeque gas grills, recreational vehicles, campers, trailers, and domestic applications. Annual revenues related to the assets to be acquired are approximately CDN $12 million. The transaction is expected to close on or about August 31, 2007, subject to normal closing conditions. The acquired assets will be included in the Pressure Cylinders business segment.


Item 9.01.      Financial Statements and Exhibits.

(a)-(c)  Not applicable.

(d)      Exhibits:


Exhibit No.     Description
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99.1            News Release issued by Worthington Industries, Inc. on
                August 1, 2007.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            WORTHINGTON INDUSTRIES, INC.


Date:  August 1, 2007
                            By: /s/ Dale T. Brinkman
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                                Dale T. Brinkman, Vice President-Administration,
                                General Counsel & Secretary